UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 10, 2006

CNX GAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32723	20-3170639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Brownsville Road South Park, Pennsylvania	15129
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code:
(412) 854-6719
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     In connection with the election of Joseph T. Williams to the Board of Directors (the “Board”) of CNX Gas Corporation (the “Company”) on July 10, 2006, as described below in Item 5.02, the Board approved an initial election grant of $40,000 in value of options to purchase common stock of the Company, based on a Black-Scholes valuation as of the date of grant. We intend that all other cash and non-cash compensation to be received by Mr. Williams will be pursuant to the non-employee director compensation policies adopted by the Board and as previously disclosed in public filings of the Company.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (d) On July 10, 2006, the Board increased the authorized number of directors constituting the entire Board from seven (7) to eight (8) directors and elected Joseph T. Williams to serve on the Board, effective immediately. Effective as of the same date, the Board appointed Mr. Williams to serve on the Board’s Nominating and Corporate Governance Committee and the Board’s Finance Committee. The Board considers Mr. Williams to be an independent director under applicable New York Stock Exchange listing requirements.
     Mr. Williams has served on the Board of Directors of CONSOL Energy Inc. (“CONSOL”), since January 2004. Mr. Williams is Chairman of the CONSOL Board of Directors’ Finance Committee and a member of the CONSOL Board of Directors’ Nominating and Corporate Governance Committee. Mr. Williams is a retired oil and natural gas industry executive who has held positions as chairman or Chief Executive Officer or both for NASDAQ, American, and New York Stock Exchange listed companies. Most recently, from October 2000 to December 2001, Mr. Williams served as Chairman of DevX Energy, Inc.
     There were no arrangements or understandings between Mr. Williams and any other person pursuant to his election as a director, and there are and have been no transactions since the beginning of the Company’s last fiscal year, or currently proposed, regarding Mr. Williams that are required to be disclosed by Item 404(a) of Regulation S-K.
     The Company issued a press release dated July 10, 2006, announcing the election of Mr. Williams to the Board. The press release is set forth in its entirety and filed as Exhibit 99.1 to this Form 8-K, and is incorporated herein by reference.
     Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description

99.1	Press release of CNX Gas Corporation dated July 10, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNX GAS CORPORATION

By:	/s/ Nicholas J. DeIuliis

Nicholas J. DeIuliis, President and Chief Executive Officer
Dated: July 11, 2006